UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Under §240.14a-12

FIRST AMERICAN FINANCIAL CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THESE SUPPLEMENTAL PROXY MATERIALS PROVIDE ADDITIONAL INFORMATION REGARDING OUR 2020 ANNUAL MEETING OF STOCKHOLDERS

On April 23, 2020, First American Financial Corporation issued the following press release related to a change to the format of the 2020 annual meeting of stockholders to be held on Tuesday, May 5, 2020. As described below, the annual meeting will now be held in a virtual-only meeting format.

The following Supplemental Notice Of Change To Virtual Meeting Format supplements First American’s 2020 notice of annual meeting and proxy statement filed with the Securities and Exchange Commission on March 31, 2020 and subsequently made available to First American’s stockholders in connection with the solicitation of proxies by First American’s Board of Directors for use at the annual meeting.

These supplemental proxy materials are being filed with the SEC on April 23, 2020.

THESE MATERIALS SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NEWS	FOR IMMEDIATE RELEASE

FIRST AMERICAN FINANCIAL ANNOUNCES SHIFT OF 2020 ANNUAL MEETING OF STOCKHOLDERS TO VIRTUAL FORMAT

SANTA ANA, Calif., April 23, 2020 – First American Financial Corporation (NYSE: FAF), a leading global provider of title insurance, settlement services and risk solutions for real estate transactions, today announced that as a result of public health concerns arising out of the coronavirus pandemic, and to support the health and safety of our stockholders, employees and other stakeholders, First American’s 2020 annual meeting of stockholders has been changed to a virtual-only meeting format. Stockholders will not be able to attend the annual meeting in person. The date and time of the annual meeting remains Tuesday, May 5, 2020 at 1 p.m. PDT.

As described in the proxy materials for the annual meeting, stockholders of record as of the close of business on March 18, 2020, the record date, or those with a valid proxy from a bank, brokerage firm or similar organization that held our shares on the record date, are entitled to vote on the matters to be considered at the annual meeting. The items of business are the same as set forth in the 2020 notice of annual meeting and proxy statement dated March 31, 2020.

Stockholders who attend the virtual annual meeting by following the instructions below will have the opportunity to vote and submit questions or comments electronically during the meeting. Guests may access the virtual annual meeting in listen-only mode by visiting the meeting website at https://web.lumiagm.com/282526098. Guests will not be able to submit questions or view the stockholder list during the meeting and will only be able to vote with a legal proxy or EQ Shareowner Services control number as described below.

All stockholders are encouraged to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials. The proxy card or voting instruction form stockholders previously received may continue to be used. Stockholders who have previously sent proxies, or voted via telephone or internet, do not need to take further action.

Meeting Attendance Instructions

Stockholders of record may attend, vote and submit questions at the annual meeting by visiting https://web.lumiagm.com/282526098. Stockholders wishing to participate may sign in by entering the 11-digit EQ Shareowner Services control number included on their proxy card and entering the meeting code FAF2020 (case sensitive). During the meeting, stockholders may

First American Financial Announces Shift of 2020 Annual Meeting of Stockholders to Virtual Format

cast their vote by following the instructions on the virtual annual meeting website. They may also vote via telephone or internet as described in the proxy materials until the polls close.

If a stockholder holds shares in street name through a bank, broker or other nominee, they must obtain a control number in advance to attend and submit questions at the virtual annual meeting. This number differs from the one found on their voting instruction form. To obtain a control number, stockholders must follow the instructions provided by their bank, broker or other nominee. Once a new control number is obtained, they must follow the steps set forth above to access the virtual annual meeting website.

If a stockholder holds shares in street name, they also must obtain in advance a “legal proxy” from their bank, broker or other nominee to vote during the virtual annual meeting. To cast their vote during the meeting, they must follow the instructions on the virtual annual meeting website for completing an online ballot and submit the completed ballot along with a copy of their legal proxy via email. If they obtain a legal proxy but not a control number, they may access the virtual annual meeting as a guest by visiting the meeting website at https://web.lumiagm.com/282526098.

Other Meeting Information

Additional information about the annual meeting will be available on our website at www.firstam.com/proxymaterials and has been filed with the Securities and Exchange Commission.

About First American

First American Financial Corporation (NYSE: FAF) is a leading provider of title insurance, settlement services and risk solutions for real estate transactions that traces its heritage back to 1889. First American also provides title plant management services; title and other real property records and images; valuation products and services; home warranty products; property and casualty insurance; banking, trust and wealth management services; and other related products and services. With total revenue of $6.2 billion in 2019, the company offers its products and services directly and through its agents throughout the United States and abroad. In 2020, First American was named to the Fortune 100 Best Companies to Work For® list for the fifth consecutive year. More information about the company can be found at www.firstam.com.

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First American Financial Announces Shift of 2020 Annual Meeting of Stockholders to Virtual Format

Media Contact: Marcus Ginnaty Corporate Communications First American Financial Corporation (714) 250-3298	Investor Contact: Craig Barberio Investor Relations First American Financial Corporation (714) 250-5214

SUPPLEMENTAL NOTICE OF CHANGE TO VIRTUAL MEETING FORMAT FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2020

TO OUR STOCKHOLDERS:

Due to public health and travel safety concerns relating to the coronavirus pandemic, and to support the health and safety of our stockholders, employees, and other stakeholders, NOTICE IS HEREBY GIVEN that the location of the 2020 annual meeting of stockholders of First American Financial Corporation has been changed to a virtual-only meeting format.  This means stockholders will not be able to attend the annual meeting in person. The annual meeting will continue to be held on Tuesday, May 5, 2020, at 1:00 p.m., Pacific Time, as previously announced.

As described in the previously distributed proxy materials for the annual meeting, stockholders of record as of the close of business on March 18, 2020, the record date, or those with a valid proxy from a bank, brokerage firm or similar organization that held our shares on the record date are entitled to vote on the matters to be considered at the annual meeting.  The items of business are the same as set forth in the 2020 notice of annual meeting and proxy statement dated March 31, 2020.

Stockholders who attend the virtual annual meeting by following the instructions below will have the opportunity to vote and submit questions or comments electronically during the meeting.  Guests may access the virtual annual meeting in listen-only mode by visiting the meeting site at https://web.lumiagm.com/282526098, but except as described below will not be able to vote, submit questions or view the stockholder list during the meeting.

If you are a stockholder of record, to attend, vote, and submit questions at the virtual annual meeting, please visit: https://web.lumiagm.com/282526098 and sign in by entering the 11-digit EQ Shareowner Services control number included on your proxy card.  The meeting code is FAF2020 (case sensitive).  During the meeting, you may cast your vote by following the instructions on the virtual annual meeting website.  You will also be able to vote via telephone or Internet as described in the proxy materials until the polls close.

If you hold your shares in street name through an intermediary, such as a bank, broker or other nominee, to attend and submit questions at the virtual annual meeting, you must obtain a control number in advance.  This is a different number than what is on your voting instruction form.  To obtain a control number, follow the instructions provided by your bank, broker or other nominee.  Once you have your new control number, please follow the steps set forth above to access the virtual annual meeting website.

If you hold your shares in street name, in order to vote during the virtual annual meeting, you also must obtain in advance a “legal proxy” from your bank, broker or other nominee.  To cast your vote during the meeting, follow the instructions on the virtual annual meeting website for completing an online ballot and submit the completed ballot along with a copy of your legal proxy via email.  If you obtain a legal proxy but not a control number, you may access the virtual annual meeting as a guest by following the instructions above.

During the virtual annual meeting, a list of our stockholders will be available for viewing by stockholders who signed in to the virtual annual meeting website with a valid control number by following the instructions on the virtual annual meeting website.

Online check-in will begin 30 minutes before the annual meeting, and you should allow ample time for the check-in procedures.  Help and technical support for accessing the virtual meeting is available before the annual meeting by calling 1-800-468-9716.

It is important that your shares be represented at the annual meeting.  Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials.  The proxy card or voting instruction form you previously received may continue to be used to vote your shares in connection with the annual meeting.  Stockholders who have previously sent in proxies, or voted via telephone or by Internet, do not need to take any further action.

By Order of the Board of Directors,

Greg L. Smith

Vice President and Secretary

April 23, 2020

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 5, 2020:  First American Financial Corporation’s notice of annual meeting and proxy statement, annual report and other proxy materials are available at www.firstam.com/proxymaterials.